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                                                                   EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Security Capital Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-4 of Marshall & Ilsley Corporation of our report dated July 15, 1997, relating to the consolidated statements of financial condition of Security Capital Corporation and Subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1997, which report appears in the June 30, 1997 annual report on Form 10-K of Security Capital Corporation and is included in the Current Report on Form 8-K of Marshall & Ilsley Corporation dated October 1, 1997 and to the reference to our Firm under the heading "Experts" in the proxy statement-prospectus.

                                          KPMG Peat Marwick LLP

Milwaukee, Wisconsin
December 17, 1997